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Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Science Applications International Corporation on Form S-8 of our report dated March 31, 2004, September 16, 2004, as to Notes 24 and 25 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142 and Statement of Financial Accounting Standards No. 133, as amended, and relating to the restatement described in Note 24), appearing in the Annual Report on Form 10-K/A of Science Applications International Corporation for the year ended January 31, 2004. We also consent to the incorporation by reference in this Registration Statement of our report dated June 10, 2004 appearing in the Annual Report on Form 11-K of Telcordia Technologies 401(k) Savings Plan for the year ended December 31, 2003, our report dated June 23, 2004 appearing in the Annual Report on Form 11-K of AMSEC LLC Employees 401(k) Profit Sharing Plan for the year ended December 31, 2003, and our report dated June 10, 2004 appearing in the Annual Report on Form 11-K of the Science Applications International Corporation 401(k) Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
September 21, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM